UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2011

API TECHNOLOGIES CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Rd. Suite 210 Orlando, FL 32819

(Address of principal executive offices, including zip code)

(312) 214-4864

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed on an Current Report on Form 8-K filed on December 16, 2010 (the “December 16 8-K”), on December 14, 2010, three of API Technologies Corp.’s (“API”) subsidiaries, API Systems, Inc. (“Systems”), API Defense, Inc. (“Defense”) and API Defense USA, Inc. (“Defense USA” and collectively with Systems and Defense, the “API Subsidiaries”) entered into an Amended and Restated Promissory Note in favor of Kuchera Industries LLC (“K Industries”) (the “Amended Note”) in the principal amount of $9,100,000, which amended a Promissory Note dated January 20, 2010 (the “Note”). The Note was entered into in connection with the acquisition of substantially all of the assets of Kuchera Defense Systems, Inc. k/n/a Currency, Inc. (“KDS”), KII, Inc. (“KII”) and K Industries (K Industries collectively with KDS and KII, the “Kuchera Companies”) by the API Subsidiaries under that certain Asset Purchase Agreement dated as of January 20, 2010 and amended by Amendment No. 1 to Asset Purchase Agreement dated as of December 14, 2010 (collectively, the “Purchase Agreement”).

The Amended Note is secured by the assets of the Kuchera Companies, after-acquired government and non-government contracts and purchase orders relating to the business of the Kuchera Companies and the proceeds thereof pursuant to a Security Agreement dated as of January 15, 2010, by and among API, the API Subsidiaries, and K Industries. To date, the API Subsidiaries have paid interest through March 31, 2011 under the Amended Note. As of February 23, 2011, $9,100,000 principal remains unpaid under the Amended Note. The Amended Note currently bears interest at the rate of 8%.

The Amended Note provides for a maturity date, among other events, 30 days after a change in control of API. Following the acquisition of SenDEC Corporation by API on January 21, 2011, which constituted a change in control of API, the Amended Note became due on February 20, 2011. The API Subsidiaries have made separate indemnification claims against K Industries under the Purchase Agreement, for which they are claiming a right of set off under the Amended Note, and have notified K Industries that they will repay the Amended Note once the indemnification claims have been settled. The API Subsidiaries will continue to negotiate with K Industries to resolve the outstanding issues. The API Subsidiaries have sufficient funds to repay the Amended Note. Nonpayment is due solely to disagreement over the amount owed.

Additional information concerning the Amended Note is contained in our December 16 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2011	API TECHNOLOGIES CORP.

	By:	/s/ Andrew Laurence
Andrew Laurence
Vice President of Finance and Chief Accounting Officer

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